UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2019
LITHIA MOTORS, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 001-14733

Oregon	93-0572810
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

150 N. Bartlett Street, Medford, OR	97501
(Address of principal executive offices)	(Zip Code)

(541) 776-6401
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
At the special meeting of shareholders held on January 21, 2019 (the “Special Meeting”) of Lithia Motors, Inc. (the “Company”), the Company’s shareholders approved an amendment to the transition agreement, dated September 14, 2015, between the Company and Sidney B. DeBoer (the “Transition Agreement”) that will end the annual payments to Mr. DeBoer under the Transition Agreement after 17 years, commencing January 1, 2019, or Mr. DeBoer’s death, whichever occurs first. Following the Special Meeting, the amendment to the Transition Agreement was executed by Mr. DeBoer and the Company in the form submitted to shareholders for their approval. Mr. DeBoer and the Company also executed a Class B Conversion Agreement pursuant to which Mr. DeBoer agreed to cause all of the remaining 1,000,000 shares of class B common stock of the Company to be converted into shares of class A common stock of the Company by December 31, 2025. The Class B Conversion Agreement will require the conversion of at least 15% of the 1,000,000 class B shares by the end of every two years, with the first 15% to be converted by December 31, 2020, a total of 30% by December 31, 2022, a total of 45% by December 31, 2024, and the balance by December 31, 2025.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On January 21, 2019, the Company held the Special Meeting. The shareholders of the Company voted on the two matters described below, and the results of the votes are below. With respect to all matters, each share of class B common stock was entitled to 10 votes, and each share of class A common stock was entitled to one vote. Sidney B. DeBoer elected to abstain from voting all of his shares of class A common stock and class B common stock to underscore the level of support of the proposals by disinterested shareholders.
1.    To amend the Transition Agreement with Sidney B. DeBoer to include a sunset in the form of a limit on the transition payments.

Class of Stock	For	Against	Abstain	Broker Non-Votes
Class A Common	20,224,768	9,530	23,129	—
Class B Common	—	—	1,000,000	—
% of voted	99.95%	0.05%
% of outstanding	62.17%	0.02%

2.    To adjourn the Special Meeting, if necessary, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to amend the Transition Agreement with Sidney B. DeBoer.

Class of Stock	For	Against	Abstain	Broker Non-Votes
Class A Common	19,503,868	730,103	23,456	—
Class B Common	—	—	1,000,000	—
% of voted	96.39%	3.61%
% of outstanding	59.95%	2.24%

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
10.1Amendment, dated as of January 22, 2019, to Transition Agreement dated September 14, 2015 between the Company and Sidney B. DeBoer.
10.2Class B Conversion Agreement, dated as of January 22, 2019, between the Company and Sidney B. DeBoer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 24, 2019		LITHIA MOTORS, INC.
		By:	/s/ John F. North III
John F. North III
Senior Vice President and Chief Financial Officer